FORM

                                   APPENDIX B

                                CUSTODY AGREEMENT


      The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated October 30, 1995, as amended, between UMB Bank, n.a. and the Funds and agree to be bound by all terms and conditions in said agreement and any amendments thereto.

      UMB Scout Funds, on behalf of its series:
            UMB Scout Stock Fund
            UMB Scout Growth Fund
            UMB Scout Small Cap Fund
            UMB Scout WorldWide Fund
            UMB Scout Bond Fund
            UMB Scout Kansas Tax-Exempt Bond Fund
            UMB Scout Money Market Fund - Federal Portfolio
            UMB Scout Money Market Fund - Prime Portfolio
            UMB Scout Tax-Free Money Market Fund





Attest:                                   UMB SCOUT FUNDS
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                                          By:
                                          Title:
                                          Date:  April 1, 2005

Attest:                                   UMB BANK, N.A.
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                                          -------------------------------------
                                          By:
                                          Title:
                                          Date:  April 1, 2005